Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND 18 U.S.C. SECTION 1350

I, Robert G. Deuster, Chairman and Chief Executive Officer of Newport Corporation (the “Company”), certify, pursuant to Rule 13(a)-14(b) or Rule 15(d)-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that (i) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended July 3, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of the Company.

Date: August 11, 2004	/s/ Robert G. Deuster
Robert G. Deuster Chairman and Chief Executive Officer (Principal Executive Officer)

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Newport Corporation and will be retained by Newport Corporation and furnished to the Securities and Exchange Commission or its staff upon request.